Exhibit 10.6
THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES (SUBJECT TO THE PROVISIONS OF ARTICLE 5 BELOW), SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.
WARRANT TO PURCHASE STOCK
Company: Biolase Technology, Inc., a Delaware corporation
Number of Shares: As set forth below
Class of Stock: Common Stock, $0.001 par value per share
Warrant Price: As set forth below
Issue Date: May 27, 2010
Expiration Date: May 26, 2015

Credit Facility:
This Warrant is issued in connection with that certain Loan and Security Agreement of even date herewith among Midcap Financial, LLC, Silicon Valley Bank and the Company (as amended and in effect from time to time, the “Loan Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, SILICON VALLEY BANK (together with any successor or permitted assignee or transferee of this Warrant or of any Shares issued upon exercise or conversion hereof, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated Class of Stock (the “Class”) of the above-named company (the “Company”) at the above-stated Warrant Price per Share, all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.
A. Number of Shares; Warrant Price. This Warrant shall be exercisable for the Initial Shares, plus the Additional Shares (if any).
(1) Initial Shares.
(a) Initial Shares. As used herein, “Initial Shares” means 30,508 shares of the Class, subject to adjustment from time to time in accordance with the provisions of this Warrant.
(b) Initial Shares Warrant Price. The purchase price per Initial Share (the “Initial Shares Warrant Price”) shall be $1.77, subject to adjustment from time to time in accordance with the provisions of this Warrant.

(2) Additional Shares.
(a) Additional Shares. Upon the making by Holder (or its affiliate) of the Term B Loan (as defined in the Loan Agreement) to the Company under the Loan Agreement, if at all, this Warrant automatically shall become exercisable for such number of additional shares of the Class (the “Additional Shares”) as shall equal (a)(i) 0.06, multiplied by (ii) the principal amount of such Term B Loan made by Holder (or its affiliate), divided by (b) the Additional Shares Warrant Price, and subject to adjustment thereafter from time to time in accordance with the provisions of this Warrant.
(b) Additional Shares Warrant Price. The purchase price per Additional Share (the “Additional Shares Warrant Price”) shall be the average closing price reported for a share of the Class on the principal US stock exchange or trading market on which shares of the Class are then traded or quoted for the twenty (20) consecutive trading days immediately preceding the date on which Holder (or its affiliate) makes the Term B Loan to the Company, subject to adjustment from time to time thereafter in accordance with the provisions of this Warrant.
(3) As used herein: (a) ”Shares” means the Initial Shares together with the Additional Shares (if any) for which this Warrant becomes exercisable in accordance with paragraph A(2)(a) above, and subject to adjustment from time to time in accordance with the provisions of this Warrant; and (b) “Warrant Price” means the Initial Shares Warrant Price with respect to the Initial Shares, and the Additional Shares Warrant Price with respect to the Additional Shares; all as adjusted from time to time in accordance with the provisions of this Warrant.
ARTICLE 1. EXERCISE.
1.1 Method of Exercise. Holder may exercise this Warrant by delivering the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Article 1.2, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.
1.2 Conversion Right. In lieu of exercising this Warrant as specified in Article 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Article 1.3.
1.3 Fair Market Value. If shares of the Class are then publicly listed or quoted on one or more securities exchanges, inter-dealer quotation systems or over-the-counter markets, the fair market value of a Share shall be the closing price of a share of the Class reported on the principal such exchange, system or market for the business day immediately before Holder delivers this Warrant together with its Notice of Exercise to the Company. If shares of the Class are not then publicly listed or quoted on one or more securities exchanges, inter-dealer quotation systems or over-the-counter markets, then the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new warrant of like tenor representing the Shares not so acquired.
1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.
1.6 Treatment of Warrant Upon Acquisition of Company.
1.6.1 “Acquisition”. For the purpose of this Warrant, “Acquisition” means any sale or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, merger, or sale of outstanding equity securities of the Company by the holders thereof, where the holders of the Company’s outstanding voting equity securities as of immediately before the transaction beneficially own less than a majority of the outstanding voting equity securities of the surviving or successor entity as of immediately after the transaction.
1.6.2 Treatment of Warrant at Acquisition.
A) Holder agrees that, in the event of an Acquisition in which the sole consideration payable to the Company and/or its stockholders consists of cash and/or Marketable Securities, this Warrant shall terminate on and as of the closing of such Acquisition to the extent not previously exercised. The Company shall provide Holder with written notice of any proposed Acquisition not later than ten (10) days prior to the closing thereof setting forth the material terms and conditions thereof.
B) Upon the closing of any Acquisition other than as particularly described in subsection (A) above, the surviving or successor entity shall assume this Warrant and the obligations of the Company hereunder, and this Warrant shall, from and after such closing, be exercisable for the same class, number and kind of securities, cash and other property as would have been paid for or in respect of the Shares issuable (as of immediately prior to such closing) upon exercise in full hereof as if such Shares had been issued and outstanding on and as of such closing, at an aggregate Warrant Price equal to the aggregate Warrant Price in effect as of immediately prior to such closing; and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

C) As used in this Article 1.6, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise or convert this Warrant on or prior to the closing thereof is then publicly listed or quoted on one or more securities exchanges, inter-dealer quotation systems or over-the-counter markets, and (iii) Holder would not be restricted by contract or by applicable federal and state securities laws from publicly re-selling, within six (6) months and one day following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition.
ARTICLE 2. ADJUSTMENTS TO THE SHARES.
2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the outstanding shares of the Class payable in additional shares of the Class or other securities, then upon exercise or conversion of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.
2.2 Reclassification, Exchange, Substitution, Recapitalization or Reorganization. Upon any reclassification, exchange, substitution, recapitalization or reorganization affecting the outstanding shares of the Class, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised in full immediately before such reclassification, exchange, substitution, recapitalization or reorganization, at an aggregate Warrant Price not exceeding the aggregate Warrant Price in effect as of immediately prior thereto. The Company or its successor shall promptly issue to Holder a certificate pursuant to Article 2.6 hereof setting forth the number, class and series or other designation of such new securities or other property issuable upon exercise or conversion of this Warrant as a result of such reclassification, exchange, substitution, recapitalization or reorganization. The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, recapitalizations and reorganizations.

2.3 Adjustment to Warrant Price on Cash Dividend. In the event that the Company at any time prior or from time to time prior to exercise or conversion in full of this Warrant pays any cash dividend on the outstanding shares of the Class or makes any cash distribution on or in respect of the outstanding shares of the Class, and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of the Class receivable thereupon, the amount of cash which such Holder would hold on the date of such exercise had he been the holder of record of such Class as of the date on which holders of the Class received or became entitled to receive such cash.
2.4 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article 2 against impairment.
2.5 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder the amount computed by multiplying the fractional interest by the fair market value of a full Share.
2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price, Class and number of Shares in effect upon the date thereof and the series of adjustments leading to such Warrant Price, Class and number of Shares.
ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.
3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:
(a) All Shares which may be issued upon the exercise or conversion of this Warrant shall at all times during the term hereof and prior to exercise or conversion in full hereof be duly reserved out of the Company’s authorized and unissued capital stock for issuance upon exercise or conversion hereof and shall, upon issuance, be duly and validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s stock; (c) to effect any reclassification, reorganization or recapitalization of the shares of the Class; or (d) to effect an Acquisition or to liquidate, dissolve or wind up; then in each such event the Company shall provide written notice thereof to Holder thereof at the same time and in the same manner as the Company gives notice thereof to the holders of the outstanding shares of the Class.
3.3 No Shareholder Rights. Except as provided in this Warrant, Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant.
ARTICLE 4. REPRESENTATIONS, WARRANTIES OF THE HOLDER. The Holder represents and warrants to the Company as follows:
4.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution in violation of applicable securities laws. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.
4.2 Disclosure of Information. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.
4.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.
4.5 The Act. Holder understands that this Warrant and the Shares issuable upon exercise or conversion hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise or conversion hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.
ARTICLE 5. MISCELLANEOUS.
5.1 Term: This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.
5.2 Legends. This Warrant and the Shares shall be imprinted with a legend in substantially the following form:
THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES (SUBJECT TO THE PROVISIONS OF ARTICLE 5 OF THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE COMPANY TO SILICON VALLEY BANK DATED AS OF MAY 27, 2010), SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.
5.3 Compliance with Securities Laws on Transfer. This Warrant and/or the Shares issued upon exercise or conversion of this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any affiliate of Holder, provided that such affiliate is an “accredited investor” as defined in Regulation D promulgated under the Act.

5.4 Transfer Procedure. After receipt by Silicon Valley Bank (“Bank”) of the executed Warrant, Bank will transfer all of this Warrant to SVB Financial Group, Holder’s parent company. Subject to the provisions of Article 5.3 and upon providing the Company with written notice, SVB Financial Group and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, SVB Financial Group or such subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The foregoing provisions of this Article 5.4 shall not apply to a public sale of any Shares issued on exercise or conversion of this Warrant pursuant to the provisions of Rule 144 promulgated under the Act.
5.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid (or on the first business day after transmission by facsimile), at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such holder from time to time. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:
SVB Financial Group
Attn: Treasury Department
3003 Tasman Drive, HA 200
Santa Clara, CA 95054
Telephone: 408-654-7400
Facsimile: 408-496-2405
Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:
Biolase Technology, Inc.
Attn: Chief Executive Officer
4 Cromwell
Irvine, CA 92618
Telephone: 949-361-1200
Facsimile: 949-365-4913
5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7 Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.
5.8 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.
5.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.
“COMPANY”
BIOLASE TECHNOLOGY, INC.

By:	/s/ David M. Mulder Name: David M. Mulder
(Print)
Title: Chief Executive Officer
“HOLDER”
SILICON VALLEY BANK

By:	/s/ Kurt Miklinksi Name: Kurt Miklinksi
(Print)
Title: Vice President